AMENDMENT TO AMENDED AND RESTATED SUPPORT SERVICE AGREEMENT

THIS AMENDMENT, effective July 1, 2022, amends the Amended and Restated Support Services Agreement (Agreement’’) by and between the parties as set forth in Schedule 1, attached hereto and incorporated by reference (designated collectively hereafter as the “Funds”), and INVESCO INVESTMENT SERVICES, INC., a Delaware corporation, (hereinafter referred to as “llS”).

WITNESSETH

WHEREAS, each of the Funds is registered as closed end investment company under the Investment Company Act of 1940, as amended (the “1940 Act’’); and

WHEREAS, the parties wish to amend the Agreement dated July 1, 2020;

WHEREAS, pursuant to the Agreement, llS provides certain shareholder and broker support services (“Support Services”) to the Funds as described in the Agreement and is entitled to reimbursement from the Funds for expenses associated with the provision of such Support Services (“Support Service Expenses”); and

WHEREAS, llS has agreed to waive the reimbursement from the Funds for such Support Service Expenses effective July 1, 2022.

NOW THEREFORE, in consideration of the promises and mutual covenants spelled out herein, it is agreed;

1.	Services to be Provided. llS will continue to provide Support Services to the Funds as described in the Agreement.

2.	Expenses and Reimbursement. llS has agreed to waive the reimbursement from the Funds for the Support Service Expenses effective July 1, 2022.

3.	Captions. The captions in this Agreement are included for convenience of reference only and in no way or limit any of the provisions hereof or otherwise affect their construction or effect.

4.	Terms of the Agreement. Except as modified hereby, all terms and conditions of the Agreement shall remain in full force as between the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

INVESCO INVESTMENT SERVICES, INC.

BY:	Rhonda Dixon-Gunner
Name:	Rhonda Dixon-Gunner
Title:	President

Date:	April 18, 2022

ALL OF THE PARTIES SET FORTH IN SCHEDULE 1 ATTACHED HERETO

BY:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President & Secretary

Date:	April 18, 2022

SCHEDULE I

Invesco Advantage Municipal Income Trust II

Invesco Bond Fund

Invesco California Value Municipal Income Trust

Invesco High Income 2023 Target Term Fund

Invesco High Income 2024 Target Term Fund

Invesco High Income Trust II

Invesco Municipal Income Opportunities Trust

Invesco Municipal Opportunity Trust

Invesco Municipal Trust

Invesco Pennsylvania Value Municipal Income Trust

Invesco Quality Municipal Income Trust

Invesco Senior Income Trust

Invesco Trust for Investment Grade Municipals

Invesco Trust for Investment Grade New York Municipals

Invesco Value Municipal Income Trust